UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2014

FS Investment Corporation II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On February 24, 2014, FS Investment Corporation II (the “Company”) amended and restated its distribution reinvestment plan (the “Original DRP” and, as amended and restated, the “Amended DRP”). The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, March 26, 2014.

Under the Original DRP, cash distributions to participating stockholders are reinvested in additional shares of common stock of the Company (“Shares”) at a purchase price equal to 90% of the public offering price per Share in effect as of the date of issuance.

Under the Amended DRP, cash distributions to participating stockholders will be reinvested in additional Shares at a purchase price determined by the board of directors of the Company (the “Board”) or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per Share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date. No other material terms of the Original DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Anticipating Closing of Public Offering

On February 24, 2014, the Company announced that, based on the current pace of its capital raising, the Company expects that it will sell the remainder of its registered Shares and close its public offering to new investors in the first quarter of 2014.

A copy of the press release announcing the anticipated closing of the Company’s public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Share Repurchase Program

On February 24, 2014, the Company amended the terms of its quarterly share repurchase program. The amendments to the share repurchase program will be effective as of the commencement of the Company’s quarterly repurchase offer for the second quarter of 2014, which the Company expects will occur in May 2014, and will not affect the Company’s quarterly repurchase offer for the first quarter of 2014, which is expected to be completed in March 2014.

Under the existing share repurchase program, the Company offers to repurchase Shares on a quarterly basis at a price equal to 90% of the Share price in effect on each date of repurchase. Under the amended share repurchase program, the Company will offer to repurchase Shares at a price equal to the price at which Shares are issued pursuant to the Amended DRP on the distribution date coinciding with such Share repurchase date.

A more detailed description of the share repurchase program can be found in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2013, and its other public filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Distribution Reinvestment Plan, effective as of March 26, 2014.

99.1	Press release dated February 24, 2014.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation II

Date: February 24, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	Amended and Restated Distribution Reinvestment Plan, effective as of March 26, 2014.

99.1	Press release dated February 24, 2014.